Exhibit 10.1

Execution Version

THE GREENBRIER COMPANIES, INC.

(AN OREGON CORPORATION)

2.875% SENIOR CONVERTIBLE NOTES DUE 2024

PURCHASE AGREEMENT

January 31, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, New York 10036

GOLDMAN, SACHS & CO.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Introductory. The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), proposes to issue and sell to the Initial Purchasers named on Schedule A hereto, for whom you are acting as Representatives, acting severally and not jointly, the respective amounts set forth on Schedule A of $250,000,000 aggregate principal amount of the Company’s 2.875% Senior Convertible Notes due 2024 (the “Firm Notes”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $25,000,000 principal amount of its 2.875% Senior Convertible Notes due 2024 (the “Additional Notes”) if and to the extent the Initial Purchasers determine to exercise their option to purchase such Additional Notes. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes”.

The Notes will be issued pursuant to an indenture, to be dated as of February 6, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be convertible into cash, shares of the Company’s common stock, without par value (the “Common Stock”), or a combination thereof, as set forth and subject to the limitations contained in the Indenture. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The Notes and the Underlying Securities (as defined below) issuable upon conversion thereof will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers in compliance with the exemptions from registration provided by Rule 144A under the Securities Act (“Rule 144A”).

The net proceeds from the issuance and sale of the Notes will be used by the Company for general corporate purposes. The issuance and sale of the Notes and the payment of transaction expenses are referred to herein collectively as the “Transactions.”

This Agreement, the Notes and the Indenture are referred to herein as the “Transaction Documents.”

The maximum number of shares of Common Stock initially issuable upon conversion of the Notes (including the maximum number of shares of Common Stock that may be issued upon conversion of the Notes in connection with a make-whole fundamental change (as defined in the Pricing Disclosure Package (as defined below) and the Final Offering Memorandum (as defined below)) and assuming (i) the Company elects to issue and deliver solely shares of Common Stock in respect of all conversions and (ii) the Initial Purchasers exercise their option to purchase all of the Additional Notes) are referred to herein as the “Underlying Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Notes are made is referred to as the “Time of Sale”). The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors who acquire Notes shall be deemed to have agreed that Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated January 30, 2017 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated January 31, 2017 (the “Pricing Supplement”), setting forth information relating to the Company and describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum (as amended and/or supplemented in accordance with Section 3(a), as applicable) in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each initial Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(c) Pricing Disclosure Package; Eligibility for Resale under Rule 144A. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system within the meaning of Rule 144A.

(d) The Pricing Disclosure Package and Offering Memorandum. The Pricing Disclosure Package, as of the Time of Sale, did not, and the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, will not, contain or represent an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package, the Final Offering Memorandum and Company Additional Written Communication (as defined below).

(e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and, when taken together with the Final Offering Memorandum (as amended and/or supplemented in accordance with Section 3(a), as applicable), at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication or Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in any Company Additional Written Communication or Pricing Disclosure Package.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and, when taken together with the Final Offering Memorandum (as amended and/or supplemented in accordance with Section 3(a), as applicable), at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Material Adverse Change in Business. Except as otherwise disclosed in the Offering Memorandum, since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change in the business, properties, financial condition, results of operation or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(i) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and that the unaudited financial statements may not contain all footnotes required by GAAP and, subject, in the case of the unaudited financial statements, to normal year-end adjustments. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Oregon and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(k) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Exhibit 21.1 to the Company’s Form 10-K filed for the fiscal year ended August 31, 2016 (the “Form 10-K”) has been duly organized or formed and is validly existing, and with respect to subsidiaries organized or formed in Delaware or Oregon, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary listed on Exhibit A hereto has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Offering Memorandum. None of the outstanding shares of capital stock or other equity or ownership interest of any subsidiary listed on Exhibit A hereto was issued in violation of the preemptive or similar rights of any securityholder or other economic owner of such subsidiary. The Company has no material subsidiaries other than the subsidiaries listed on Exhibit 21.1 to the Form 10-K, and the only subsidiaries that constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X, are the subsidiaries listed on Exhibit A hereto.

(l) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or prior existing employee benefit plans, or pursuant to the exercise of warrants, convertible securities, options or preferred stock purchase rights referred to in the Offering Memorandum or as otherwise disclosed in the Offering Memorandum). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Authorization of the Firm Notes. The Firm Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Additional Notes to be purchased by the Initial Purchasers from the Company, if any, will on the applicable Option Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the applicable Option Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(o) Authorization of Underlying Securities. The Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to any preemptive or similar right.

(p) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(q) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(r) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except as disclosed in the Form 10-K under (i) “Risk Factors – We have potential exposure to environmental liabilities, which could increase costs or have an adverse effect on results of operations,” (ii) “Business – Environmental Matters,” or (iii) “Financial Statements and Supplementary Data – Note 22 – Commitments and Contingencies” or in the Offering Memorandum under “Risk Factors – We have potential exposure to environmental liabilities, which could increase costs or have an adverse effect on results of operations” and except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Company, the consummation of the transactions contemplated herein and therein, and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds” and the issuance of the Underlying Securities upon conversion of the Notes), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both (except, with respect to subparts (A) and (C) below, for such conflicts, breaches, defaults or Repayment Events (as defined below) or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect) (A) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (B) result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, or (C) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Employee Benefit Plans. No nonexempt “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), that would reasonably be expected to have a Material Adverse Effect on the Company, has occurred with respect to any employee benefit plan for which the Company or any of its subsidiaries would have any liability; each employee benefit plan for which the Company or any of its subsidiaries would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; neither the Company nor any of its subsidiaries maintains or has within the preceding six years maintained any employee benefit plans as such term is defined in Section 3(3) of ERISA that are subject to Title IV of ERISA; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination, notification, advisory, or opinion letter from the Internal Revenue Service, is qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated by the Offering Memorandum, do not and will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code that would reasonably be expected to have a Material Adverse Effect on the Company.

(t) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(u) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery and performance of the Transaction Documents by the Company, or the issuance and delivery of the Notes (including the issuance and delivery of the Underlying Securities upon conversion thereof), or the consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as have been already obtained or as may be required to be obtained by the Initial Purchasers, (ii) such as may be required under the applicable securities laws of the several states of the United States, (iii) the filing with the SEC of a Form 8-K disclosing the entry into of this Agreement, the consummation of the transactions contemplated hereby, and/or any information included in the Offering Memorandum, and any other filings with the SEC as may be required to be made by the Company under Exchange Act on or after the date hereof disclosing information related to this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Notes and the Underlying Securities, or (iv) for the receipt of approval by the New York Stock Exchange (the “NYSE”) of the supplemental listing application to be filed by the Company for the listing of the shares of Underlying Securities; provided, however, that in case of clause (iv), such exception shall be deemed not applicable as of the Closing Date and any Option Closing Date.

(v) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by them and good title to all other properties owned by them, which is, singly or in the aggregate, material to the business of the Company and its subsidiaries taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Memorandum or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The real property, improvements, equipment and personal property held under material lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the uses made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its subsidiaries (considered as a single enterprise).

(x) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, formulae, customer lists or other intellectual property (collectively, “Intellectual Property”) necessary or used to carry on the business now operated by them except where the failure to so own, possess, or license or have other rights to use or acquire would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of, and to the Company’s knowledge there is no, infringement, violation or misappropriation of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would form a reasonable basis to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. To the Company’s knowledge, the Company has taken commercially reasonable steps to keep confidential all material technical information of significant economic value developed by and belonging to the Company or any of its subsidiaries which has not been patented which the Company intended to keep confidential. Except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and its subsidiaries or those products and services described in the Offering Memorandum except as would not, singly or in the aggregate, would result in a Material Adverse Effect. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (x) the Company is not aware of any infringement by third parties of any Intellectual Property of the Company or any of its subsidiaries; (y) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ ownership of or rights in or to any of the Company’s Intellectual Property (if the subject of an unfavorable decision, ruling or finding); and (z) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of others, and the Company is unaware of any fact that would form a reasonable basis for any such claim. Neither the Company nor any of its subsidiaries is in material breach or violation of any license or other agreement that relates to any material Intellectual Property owned or used by the Company or any of its subsidiaries and, to the Company’s knowledge, no other party to any such agreement is in material breach thereof.

(y) Environmental Laws. Except as described in the Offering Memorandum or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (iv) to the Company’s knowledge, neither the Company nor any of its subsidiaries has agreed contractually to indemnify any past or current owner or operator of any property currently owned or operated by the Company or any of its subsidiaries, for liability related to the prior ownership or operation of such property, under any Environmental Law, including any obligation for cleanup or remedial action and (v) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offering Memorandum, since the end of the Company’s most recent audited fiscal year there has been (1) no material weakness in the Company’s internal control over financial reporting required to be disclosed under the Exchange Act (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(aa) Payment of Taxes. Except, in each case, as would not result in a Material Adverse Effect, all United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (or the Company or its subsidiaries has duly requested extensions to such filings), and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments, if any, as are being contested in good faith or against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended August 31, 2009 have been closed and no unpaid assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns, or permitted extensions, that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns (or extensions) would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith or against which appeals have been or will be promptly taken and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(bb) Insurance. Except, in each case, as would not result in a Material Adverse Effect, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with insurers who are, to the Company’s knowledge, financially sound and reputable, in such amounts and covering such risks which the Company reasonably believes is adequate, and all such insurance is in full force and effect. The Company believes that it or any of its subsidiaries will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has in effect insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the offer and sale of the Notes, including liabilities or losses arising under the Securities Act, the Exchange Act and applicable foreign securities laws.

(cc) Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(dd) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes in violation of the Securities Act and the Exchange Act.

(ee) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Bribery Act 2010 of the United Kingdom, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, each as may be amended, or any other similar applicable anti-bribery or anti-corruption law or regulation, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Company has taken steps to institute and maintain reasonable policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Initial Purchaser, advisor, investor or otherwise) of Sanctions.

(hh) Regulation. The Company and its subsidiaries have all material certifications required by the Association of American Railroads (“AAR”) as a railcar builder, repair and refurbishment facility and component manufacturer, and products sold and leased by the Company and its subsidiaries in North America meet applicable AAR, Transport Canada and Federal Railroad Administration standards in all material respects.

(ii) Lending Relationships. Except as disclosed in the Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(jj) Statistical, Industry-Related and Market-Related Data. Any statistical, industry-related and market-related data included in the Offering Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the consent to the use of such data from such sources, or such data otherwise represent the Company’s reasonable estimates determined in good faith.

(kk) Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ll) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(mm) Regulations T, U, X. Neither the Company nor any of its subsidiaries or agents acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(nn) Compliance with Labor Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Effect, no labor dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the subcontracted labor at any of the Company’s facilities, which, in either case, would result in a Material Adverse Effect.

Any certificate signed any officer of the Company on the Company’s behalf or on behalf of any of its subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Firm Notes. The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Firm Notes, and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite their names on Schedule A, at a purchase price of 97% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. Delivery of certificates for the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Alston & Bird LLP, 333 South Hope St., 16th Floor, Los Angeles, California 90071 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on February 6, 2017, or such other time and date as the parties may agree (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Firm Notes. The Company shall deliver, or cause to be delivered, to the several Initial Purchasers certificates for the Firm Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Firm Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) The Additional Notes. The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Additional Notes set forth in the Exercise Notice (as defined below), and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of such Additional Notes that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date (as defined below) as the principal amount of Firm Notes set forth in Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes, at a purchase price of 97% of the principal amount thereof payable on the Option Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth. The Initial Purchasers’ option to purchase Additional Notes may be exercised in whole or from time to time in part by written notice from the Representatives not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchasers and the date on which such Additional Notes are to be purchased (each such notice, an “Exercise Notice”). Each purchase date must be at least two business days after the written notice is given (except if the purchase date is to be the Closing Date, then such purchase date shall be the Closing Date) and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.

(e) Option Closing Date. Delivery of certificates for the Additional Notes to be purchased by the Initial Purchasers, if any, and payment therefor shall be made at the offices of Alston & Bird LLP, 333 South Hope St., 16th Floor, Los Angeles, California 90071 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on such date as set forth in the Exercise Notice, or such other time and date as the parties may agree (the time and date of such closing are called the “Option Closing Date”).

(f) Delivery of the Additional Notes. The Company shall deliver, or cause to be delivered, to the several Initial Purchasers certificates for the Additional Notes at the Option Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Additional Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Option Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(g) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it has not offered or sold, and it will not offer or sell Notes except to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) and who are not affiliates of the Company purchasing for its own account or for the account of a Qualified Institutional Buyer in transactions meeting the requirements of Rule 144A;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it has not offered or sold, and it will not offer or sell Notes by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. The Company further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the third business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement, and hereby consents to the use of such Final Offering Memorandum by the Initial Purchasers in connection with the offer and sale of the Notes by the Initial Purchasers. Except as provided in Section 3(b) below, the Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless each Initial Purchaser shall previously have been furnished a copy of the proposed amendment or supplement at least two business days, or if impractical, a reasonable period of time prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to each Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which any Initial Purchaser reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package (including any information to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such information to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum (including any information to be filed with the Commission and incorporated by reference therein) so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Notes to the Subsequent Purchasers, be misleading or so that the Final Offering Memorandum, as amended or supplemented (including such information to be incorporated by reference therein), will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto (including any information to be incorporated by reference therein) as they shall reasonably request, and hereby consents to the Initial Purchasers’ use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers.

(d) Blue Sky Compliance. The Company shall reasonably cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes to the Subsequent Purchasers. The Company shall not be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will reasonably cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Underlying Securities issuable upon conversion of the Notes on the New York Stock Exchange.

(i) Agreement Not To Offer or Sell Additional Notes. During the period of 60 days following the date hereof, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), (i) directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company; (ii) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing; or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, including without limitation, with respect to the 2010 Amended and Restated Stock Incentive Plan, as amended, or the 2014 Amended and Restated Stock Incentive Plan, as amended, (D) any shares of Common Stock issued pursuant to any prior or existing non-employee director stock plan of the Company, (E) any rights to acquire securities pursuant to any shareholder rights plan, or (F) any shares of Common Stock issued in connection with strategic relationships or acquisitions of businesses, technologies or products, provided however, that any such issuance in connection with strategic relationships or acquisitions of businesses, technologies or products does not exceed 5% of the shares of Common Stock outstanding immediately prior to such issuance. Nothing in this Section 3(h) shall prevent the Company from filing any registration statements on Form S-8, including any related reoffer prospectus in accordance with Forms S-8 and S-3, or S-4 relating to the issuance of securities pursuant to clauses (A), (B), (C), (D), (E), or (F) set forth in this Section 3(i).

(j) No Integration. The Company agrees that it will not and will cause its controlled Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(l) No Restricted Resales. The Company will not, for a period of one year commencing on the Closing Date, resell any of the Notes that have been reacquired by it.

(m) Legended Notes. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(n) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes in accordance with the Indenture. The Company will use its best efforts to cause such Underlying Securities to be listed on the NYSE or any other securities exchange or automated dealer quotation system on which the Company’s Common Stock is then listed or quoted.

The Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits thereto), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) any fees payable in connection with the rating of the Notes with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Notes, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “bookentry” transfer, and the performance by the Company of its other obligations under this Agreement, (x) any fees or costs incident to listing the Underlying Securities and (xi) all expenses incident to the “road show” for the offering of the Notes, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and each Option Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Representatives shall have received from KPMG LLP, the independent registered public accounting firm for the Company, “comfort letters” dated the date hereof addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date and each Option Closing Date, the Representatives shall have received from KPMG LLP a “bring-down comfort letter” dated the Closing Date and each Option Closing Date, as applicable, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letters” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date or Option Closing Date, as applicable.

(b) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date or Option Closing Date, as applicable:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of Counsel for the Company. On the Closing Date and each Option Closing Date the Representatives shall have received the favorable opinions, in form and substance satisfactory to counsel for the Representatives, of Paul Hastings LLP and Tonkon Torp LLP, counsel for the Company, dated as of such Closing Date or Option Closing Date.

(d) Opinion of Counsel for the Representatives. On the Closing Date and each Option Closing Date the Representatives shall have received the favorable opinion of Alston & Bird LLP, counsel for the Representatives, dated as of such Closing Date or Option Closing Date, with respect to matters as may be reasonably requested by the Representatives.

(e) Officers’ Certificate. On the Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date or such Option Closing Date, as applicable, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date or such Option Closing Date, as applicable, there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date or such Option Closing Date, as applicable, with the same force and effect as though expressly made on and as of the Closing Date or such Option Closing Date, as applicable; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date, as applicable.

(f) Indenture. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Representatives, and the Representatives shall have received executed copies thereof.

(g) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule B hereto.

(h) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the NYSE.

(i) Additional Documents. On or before the Closing Date and each Option Closing Date, the Representatives and counsel for the Representatives shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Representatives’ Expenses. If this Agreement is terminated by the Representatives, the Company shall reimburse the Representatives, severally, upon demand for all of their reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel for the Representatives.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Notes:

(a) Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers and who are not Affiliates of the Company.

(b) The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the following legend:

“THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE GREENBRIER COMPANIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) THE DATE ON WHICH WE HAVE INSTRUCTED THE TRUSTEE THAT THE FOREGOING RESTRICTIONS WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the shares of common stock issuable upon conversion of the Notes shall bear the following legend:

“THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE GREENBRIER COMPANIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE COMPANY’S 2.875% SENIOR CONVERTIBLE NOTES DUE 2024 (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) THE DATE ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE NOTES THAT THE FOREGOING RESTRICTIONS APPLICABLE TO THE NOTES WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE NOTES.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such Affiliate, director, officer, employee or controlling person for any and all reasonable expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, officers, employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and to reimburse the Company and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth, fifth, thirteenth and fourteenth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(d) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Notes distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. The Representatives, in their discretion, may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package or the Final Offering Memorandum, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof involving the United States or other calamity or crisis or change involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq Stock Market has been suspended or materially limited by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by any Federal or New York state authorities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any partner, officer or director or any controlling person of such Initial Purchaser or the Company, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: Syndicate Department

With a copy to:

Facsimile: (212) 230-8730

Attention: ACM Legal

Goldman, Sachs & Co.

200 West Street

New York, New York, 10282

Attention: Registration Department

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree Street

Atlanta, GA 30309

Attention:	Justin R. Howard
Kyle G. Healy

If to the Company:

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, Oregon 97035

Facsimile: (503) 684-7553

Attention: Martin R. Baker

with a copy to:

Paul Hastings LLP

695 Town Center Drive, 17th Floor

Costa Mesa, California 92629

Facsimile: (714) 979-1921

Attention: Stephen D. Cooke

and

Tonkon Torp LLP

888 SW 5th Avenue, 16th Floor

Portland, Oregon 97204

Facsimile: (503) 972-3749

Attention: Sherrill A. Corbett

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. [intentionally omitted].

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date or an Option Closing Date, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the aggregate principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date or such Option Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount number of Notes to be purchased on the Closing Date or an Option Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In the event of any such failure or refusal which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or either of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated hereby and the process leading to such transactions.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE COMPANY

THE GREENBRIER COMPANIES, INC.

By:	/s/ Lorie L. Tekorius
	Name:	Lorie L. Tekorius
	Title:	Senior Vice President, Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

THE REPRESENTATIVES

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Clemence Rasigni
	Name:	Clemence Rasigni
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

[Signature Page to Purchase Agreement]

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[●], 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

   INCORPORATED

One Bryant Park

New York, New York 10036

GOLDMAN, SACHS & CO.

200 West Street

New York, New York 10282

Re: Proposed Offering by The Greenbrier Companies, Inc.

Ladies and Gentlemen:

The undersigned, a shareholder and an officer and/or director of The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman, Sachs & Co. (“Goldman Sachs” and, together with Merrill Lynch, as representatives for the several Individual Purchasers named therein, collectively the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for (A) the offering (the “Offering”) and sale of $250,000,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2024 (the “Notes”), and (B) an option to the Initial Purchasers to purchase up to an additional $25,000,000 principal amount of such notes. In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, subject to the terms and conditions set forth herein, with each Representative that, during a period of sixty days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock, without par value (the “Common Stock”) or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided, in the case of clauses (i) through (vi) below, that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	by testate or intestate succession; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	as a distribution to members, limited partners or stockholders of the undersigned; or

(v)	if the undersigned holds the Lock-Up Securities as a trustee of a trust, to such trust’s beneficiaries; or

(vi)	to the undersigned’s direct or indirect affiliates or subsidiaries or to any investment fund or other entity controlled or managed by the undersigned;

(vii)	following the commencement of a tender or exchange offer for the Company’s Common Stock by an unaffiliated third party of the Company that is subject to the provisions of the Exchange Act; or

(viii)	pursuant to the consummation of a business combination or similar transaction, or following the execution of an agreement by the Company contemplating a business combination or similar transaction, in each case with an unaffiliated third party of the Company.

Provided, that in the case of clauses (vii) and (viii) above, the undersigned may only transfer the Lock-Up Securities if the transactions described in such clauses are consummated.

Furthermore, during the Lock-Up Period the undersigned may sell shares of the Common Stock purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any filing under the Exchange Act and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales pursuant to the Exchange Act.

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (1) the exercise (including any cashless exercise involving the transfer of securities between the undersigned and the Company) of options or warrants issued by the Company to the undersigned to acquire Lock-Up Securities; provided that any Common Stock or any securities convertible into or exchangeable or exercisable for

Common Stock issuable upon exercise or settlement of such options and warrants shall be subject to the provisions of this letter, (2) the transfer, sale or other disposition of Lock-Up Securities to the Company in connection with the exchange or surrender of shares of common stock in satisfaction or payment of the exercise price of stock options, or to satisfy any tax withholding obligations of the undersigned in respect of options or other share-based awards, (3) transactions which occur in connection with, or after, the termination of the undersigned’s employment by, or service to, the Company or any of its subsidiaries, (4) the entering into any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Exchange Act, provided that any such Rule 10b5-1 Plan shall specify that any sales of Lock-Up Securities sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period and provided further that such action does not trigger any public filing requirement and the undersigned does not make any such public filing, or (5) the disposition or sale of any Lock-Up Securities pursuant to any existing contract, instruction or plan entered into pursuant to Rule 10b5-1 Plan in existence as of the date hereof.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This letter agreement shall automatically terminate and the undersigned shall be released from his or her or its obligations hereunder if any of the following occurs: (i) the Company notifies you in writing that it does not intend to proceed with the Offering of the Notes; or (ii) for any reason after the execution of the Purchase Agreement, the Purchase Agreement shall be terminated (other than the provisions thereof that survive termination) prior to the consummation of the purchase of the Notes in accordance with the terms of the Purchase Agreement.